Exhibit 10.7

AMENDMENT NO. 5, dated as of September 24, 2014, to that Employment Agreement, dated March 8, 2010, as amended (the "Agreement"), by and between Christopher Polimeni (the "Executive") and AMERICAN MEDIA, INC. (successor-in-interest to American Media Operations, Inc.) the "Company").

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, in accordance with Section 7(b) of the Agreement, the Company and the Executive now wish to amend and revise the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereto agree as follows:

1.    Section 1(a) of the Agreement is hereby deleted and the following substituted therefore:

"a.    Employment Term. The Company shall employ Executive until March 31, 2017 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of March 8, 2010 (the "Effective Time")."

2.    Section 3 of the Agreement is hereby deleted and the following substituted therefore:

"3.    Base Salary. Effective September 24, 2014, the Company shall pay Executive a base salary (the 'Base Salary') at the annual rate of $500,000.00 (Five Hundred Thousand Dollars and Zero Cents), payable in regular installments in accordance with the Company's usual payment practices."

3.    The second to last sentence of Section 5(v) of the Agreement is hereby deleted and the following substituted therefore:

"Additionally, (a) upon Executive's death or (b) if Executive becomes physically or mentally incapacitated for a continuous period of 90 days or more, the Company has the right to terminate Executive's employment without paying severance."

4.    Except as otherwise expressly provided hereunder, all provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 5 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Eric S. Klee	November 18, 2014
	Eric S. Klee	Date

	/s/ Christopher Polimeni	November 18, 2014
	Christopher Polimeni	Date